Exhibit 99.1
PowerSecure Reports $34 Million of Revenue, $0.17 of E.P.S. for its Third Fiscal Quarter
Strong Results Realized Across Strategic Growth Areas, Driven by 86% Growth in Non-Publix Revenue
Wake Forest, N.C. – November 6, 2008 – PowerSecure International, Inc. (Nasdaq: POWR) today reported strong revenue and profit results for its third fiscal quarter of 2008. Third quarter 2008 revenues were $33.6 million, increasing 27.9% over the third quarter of 2007, with strong revenue growth realized across each of the Company’s strategic growth areas. Third quarter 2008 diluted earnings per share (“E.P.S.”), were $0.17, increasing 21.4% over the prior year period’s diluted E.P.S. from continuing operations, and up 13.3% over the prior year period’s diluted E.P.S. Third quarter year-to-date revenues were a record $109.1 million, increasing 46.9% versus the prior year period, and third quarter year-to-date diluted E.P.S. was a record $0.57, up $1.13 versus the prior year period. After adjusting for a $14.1 million non-recurring charge in the prior year period, third quarter year-to-date 2008 diluted E.P.S. of $0.57 increased 103.6% over the prior year period’s diluted E.P.S. from continuing operations, and was up 90.0%, over the prior year period’s diluted E.P.S. (see the non-GAAP financial measure reconciliation below).
The Company’s total revenue outside of its largest customer, Publix Super Markets, reached an all-time quarterly high of $25 million in the third quarter of 2008, and increased a substantial 86% over the prior year period. This result demonstrates the continuing progress the Company is achieving in diversifying and broadening its revenue base, driven by investments in new business development in the strategic growth areas of Distributed Generation, Utility Infrastructure, Energy Conservation and Efficiency, and Energy Services. The table below demonstrates the growing success the Company is achieving in its diversification strategy:
Non-Publix Revenue Trend — Last 5 Quarters

($ in millions)	3Q07	4Q07	1Q08	2Q08	3Q08

Non-Publix Revenue	13.2	19.8	19.7	22.7	24.6
For the third quarter, each of the Company’s strategic growth areas posted year-over-year revenue gains, including:
1)	Interactive Distributed Generation®: a 99% increase in Distributed Generation and NexGear revenue for customers other than Publix Super Markets, and a 7% increase in revenues overall (including Publix revenue).

2)	Utility Infrastructure: a 128% increase in revenue from Utility Services, Federal, UtilityEngineering, and PowerServices business units.

3)	Energy Conservation and Efficiency: a 199% increase in revenue from the Company’s EnergyLite and EfficientLights business units.

4)	Energy Services: an 18% increase in revenue from the Company’s Southern Flow business unit. Additionally, the Company’s WaterSecure business unit (which holds the Company’s investment in a water processing business serving natural gas producers, and is accounted for utilizing the equity method) also showed very strong results for the quarter, posting pre-tax income of $1.0 million, up 29% over the prior year period.
The Company’s third quarter of 2008 also represents its fifth consecutive quarter of year-over-year gross profit increases. Third quarter gross profit increased $2.8 million, or 34.1%, versus the prior year period. Additionally, gross profit as a percentage of revenue expanded 1.5 percentage points versus the prior year period, to 32.5%. $2.4 million, or 85%, of the gross profit increase was driven by the Company’s broad-based revenue gains, and $0.4 million, or 15%, of the increase was driven by a favorable mix of higher margin projects.
Third quarter operating expenses were $8.9 million, an increase of $2.3 million versus the prior year period. The increase was driven by investments in general and administrative infrastructure to support higher levels of revenue and projects, as well as sales and business development expense to drive future growth and broaden the Company’s revenue base. These investments were primarily made in late 2007 and the first quarter of 2008. Operating expenses decreased $1.1 million on a sequential basis (versus the second quarter of 2008). This decrease was a result of cost disciplines implemented during the Company’s second quarter of 2008, lower personnel costs, and decreases in sales expense from lower sequential revenues.
The Company also reported that its balance sheet and liquidity remain strong, with a third quarter ending cash position of $8.3 million, and its $25 million revolving credit facility undrawn and fully available to finance future growth opportunities.
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased with our results this quarter, and our results have continued to exceed even our own high expectations. We are winning in a very difficult economic environment. This is a direct result of the terrific performance of our people and their dedication to delivering quality products and services to our customers. We will continue to focus on bringing solutions to the marketplace which solve utilities’ and businesses’ growing energy needs and deliver a strong return on investment. This formula is driving our success in each of our strategic growth areas, and we are very encouraged by the fact that we are posting strong growth ‘across the board’. We are particularly pleased with the success of our business diversification strategies. Of course, in this unprecedented challenging economic and capital environment, we remain prudently cautious about the near term. However, we strongly believe we are in the right place at the right time, and in our prospects for long-term profitable growth.”
The Company’s revenue backlog to be recognized after September 30, 2008 is $97 million. This includes project-based revenues projected to be recognized as projects are completed, and recurring revenue contracts which are projected to be recognized over the life of the contract (see table below).
Revenue Backlog to be recognized after 9/30/08

Estimated Primary
Description	Revenue	Recognition Period
Project-based Revenue — Near term	$39 Million	4Q08-2Q09
Project-based Revenue — Long term	$26 Million	2H09-2011
Recurring Revenue	$32 million	4Q08 through 2014

Total Backlog to be recognized after 9/30/08	$97 Million

Note:	Revenue and primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenue streams. Examples of additional, regular recurring revenues include revenues from Company’s Southern Flow Business, UtilityEngineering and PowerServices engineering fees, and monitoring revenue, among others. Numbers may not add due to rounding.

The Company will host a conference call commencing today at 5:15 p.m. EST to discuss its third quarter 2008 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-680-0869 (or 617-213-4854 if dialing internationally), and providing passcode 72239810. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 7:15 p.m. EST through midnight EST on December 4, 2008. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter passcode 80706287. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is focused on delivering value to utilities and their commercial, institutional, and industrial customers in the areas of Interactive Distributed Generation®, Utility Infrastructure, Energy Conservation and Efficiency, and Energy Services. PowerSecure’s core Distributed Generation business leads the energy management and conservation industry by enabling utilities avoid new investments in utility infrastructure for transmitting and distributing power, and locating the generation at business sites. PowerSecure is a pioneer in developing utility partnerships that provide utilities with dedicated electric power generation assets, and businesses with the most dependable standby power available in the industry. The Company’s intelligent Interactive Distributed Generation® monitoring systems, in conjunction with superior switching technology, manage load curtailment and peak demand to ensure that power is available when needed, and ensure maximum efficiencies are achieved. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction, and conservation services, as well as providing businesses with energy efficiency products and services. The Company provides additional energy services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s businesses and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the Company’s future business operations, strategies and prospects; the outlook for future gains in the Company’s revenues due to its business initiatives; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, large customer orders, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the recent downturn, disruption and volatility in the economy, business markets, capital markets and the effects thereof on the Company’s customers, demand for its products and services, and the Company’s access to capital; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate key personnel; changes in the energy industry in general and the electricity and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; as well as those other risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
	2008	2007	2008	2007
Revenue	33,557	26,230	109,084	74,237
Cost of sales	22,646	18,090	74,353	53,112

Gross Profit	10,911	8,139	34,731	21,124

Operating expenses
General and administrative	7,114	5,124	21,910	15,478
Selling, marketing, and service	1,252	1,114	4,465	2,431
Depreciation and amortization	543	387	1,528	1,084
Research and development	29	6	93	109
Restructuring charges	0	0	0	14,139

Total operating expenses	8,938	6,632	27,996	33,242

Operating income (loss)	1,973	1,508	6,735	(12,117)

Other income (expense)
Management fees	137	103	450	306
Interest and other income	89	166	434	517
Interest and finance charges	(55)	(19)	(158)	(33)
Equity income	839	656	3,030	1,977
Other income	0	107	0	663
Minority interest	0	6	0	6

Income before income taxes	2,984	2,527	10,492	(8,681)
Income tax provision	(70)	(162)	(684)	(638)

Income (loss) from continuing operations	2,914	2,365	9,808	(9,319)

Discontinued operations (Metretek Florida Subsidiary)
Loss on Disposal	0	0	(42)	(140)
Income (loss) from operations	0	290	(36)	493

Income (loss) on discontinued operations	0	290	(78)	352

Net income (loss)	2,914	2,655	9,729	(8,967)

EARNINGS PER SHARE AMOUNTS (“E.P.S”):
Income from continuing operations:
Basic	0.18	0.15	0.60	(0.58)

Diluted	0.17	0.14	0.57	(0.58)

Net Income:
Basic	0.18	0.16	0.59	(0.56)

Diluted	0.17	0.15	0.57	(0.56)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	16,407	16,158	16,354	15,975

Diluted	16,923	17,153	17,116	15,975

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	Sept 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	8,313	28,710
Trade receivables, net of allowance for doubtful accounts	39,291	36,753
Other receivables	723	376
Inventories	19,116	20,786
Deferred income taxes	2,464	2,529
Prepaid expenses and other current assets	842	1,091
Assets of discontinued operations held for sale	0	2,400

Total Current Assets	70,749	92,645

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	18,766	6,664
Furniture and fixtures	626	615
Land, building, and improvements	4,535	1,013

Total property, plant, and equipment at cost	23,926	8,291
Less accumulated depreciation and amortization	3,529	2,640

Property, plant, and equipment, net	20,397	5,651

OTHER ASSETS:
Goodwill	7,256	7,256
Restricted annuity contract	2,107	2,001
Intangible rights and capitalized software, net of accumulated amortization	1,324	1,661
Investments in unconsolidated affiliate	3,968	3,652
Other assets	96	158

Total other assets	14,750	14,728

TOTAL ASSETS	105,896	113,023

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	8,488	11,322
Accrued and other liabilities	20,829	35,157
Restructuring charges payable	1,499	4,048
Note Payable	129	0
Liabilities of discontinued operations held for sale	0	755
Current income taxes payable	45	0
Current unrecognized tax benefit	79	84
Capital lease obligations	1	1

Total current liabilites	31,070	51,366

LONG-TERM NOTES PAYABLE	2,358	0

NON-CURRENT UNRECOGNIZED TAX BENEFIT	757	674

NON-CURRENT RESTRUCTURING CHARGES	621	1,683

DEFERRED COMPENSATION OBLIGATION	305	55

NON-CURRENT CAPITAL LEASE OBLIGATIONS	4	5

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	170	169
Additional paid-in-capital	107,283	105,473
Accumulated deficit	(36,672)	(46,402)

Total stockholders’ equity	70,781	59,240

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	105,896	113,023

PowerSecure International, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
($000’s)

	Nine Months Ended
	Sept 30,	Sept 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	9,729	(8,967)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities:
Depreciation and amortization	1,528	1,113
Minority interest in subsidiary	0	(6)
Deferred income taxes	65	0
Loss on disposal of miscellaneous assets	162	74
Equity in income of unconsolidated affiliate	(3,030)	(1,977)
Distributions from unconsolidated affiliate	3,375	1,994
Stock compensation expense	1,576	1,027
Changes in operating assets and liabilities, net of effect of aquisitons:
Trade receivables, net	(2,537)	548
Inventories	1,670	(7,574)
Other current assets	(52)	11
Assets of discontinued operations held for sale	2,400	144
Other noncurrent assets	62	24
Accounts payable	(2,834)	(9,816)
Accrued and other liabilities	(14,328)	24,070
Liabilities of discontinued operations held for sale	(755)	0
Unrecognized Tax Benefits	78	0
Restructuring charges, net of cash payments	(3,610)	10,454
Deferred compensation obligation	249	0
Retirement annuity	(105)	0

Net cash provided by (used in) operating activities	(6,358)	11,120

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(15,857)	(779)
Additions to intangible rights and software development	(200)	0
Investment in Unconsolidated Affiliate	(710)	(462)
Proceeds from sale of property, plant and equipment	6	2

Net cash provided by (used in) investing activities	(16,762)	(1,240)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises, net of shares tendered	236	1,022
Proceeds from term loan	2,584	0
Principal payments on long-term notes payable	(97)	0
Payments on preferred stock redemptions	0	(220)
Payments on capital lease obligations	(1)	(5)

Net cash provided by (used in) financing activities	2,722	797

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(20,396)	10,677

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	28,710	15,916

CASH AND CASH EQUIVALENTS AT END OF PERIOD	8,314	26,594

PowerSecure International, Inc.
Non-GAAP Financial Measure Reconciliation
Adjusted diluted E.P.S.

	Nine Months ended
	Sept 30, 2008		Sept 30, 2007
	Net	Diluted	Net	Diluted
($000’s except per share data)	Income	E.P.S.	Income	E.P.S.

As Reported GAAP Measure	9,729	0.57	(8,967)	(0.56)
Add Back: 2Q07 Restructuring Charge (1)			14,139	0.89

“Adjusted” non-GAAP Measure	9,729	0.57	5,172	0.30

3Q08 YTD vs. 3Q07 YTD — “As Reported”		1.13
% Variance		202%

3Q08 YTD vs. 3Q07 YTD — “Adjusted”		0.27
% Variance		90%

Weighted Average Diluted Shares — GAAP (2)		17,116		15,975
Weighted Average Diluted Shares — Adjusted (2)				17,012

(1)	Net Income and E.P.S. for adjustment items calculated with zero tax impact given the Company’s net operating loss carryforwards.

(2)	Weighted Average Diluted Shares utilizes the Basic Share figure in the “As Reported” calculation due to the Company’s net loss position for 3Q07 YTD. The non-GAAP measure utilizes the Diluted Share figure due to the resulting positive net income after the adjustment.

Note:	Totals may not add due to rounding.
Non-GAAP Financial Measures:
References by the Company to its first nine months of 2007 “Adjusted E.P.S.”, and the other “Adjusted” non-GAAP measures of net income or loss, and diluted E.P.S. shown above constitute non-GAAP financial measures. They refer to the Company’s GAAP net income or loss, and diluted earnings per share (“E.P.S.”) excluding $14.1 million of restructuring costs incurred in the Company’s second quarter of fiscal 2007.
The Company believes providing non-GAAP measures which adjust for these items, which are not indicative of the results of the Company’s operations, are useful tools permitting management and the board of directors to measure, monitor and evaluate the Company’s operating performance and to make operating decisions. Non-GAAP Adjusted E.P.S. and the other “Adjusted” non-GAAP measures of net income or loss, and diluted E.P.S. shown above are also used by management to assist it in planning and forecasting future operations and making future operating decisions.
The Company also believes these non-GAAP measures provide meaningful information to investors in terms of enhancing their understanding of the Company’s core operating performance and results, allow investors to more easily compare the Company’s financial performance on an operating basis in different fiscal periods, and also correspond more closely to investors and analysts’ estimates. However, these non-GAAP measures may not be directly comparable to similarly defined measures as reported by other companies. “Adjusted E.P.S.”, and the other “Adjusted” non-GAAP measures of net income or loss, and diluted E.P.S. should be considered only as supplements to, and not as substitutes for or in isolation from, other measures of financial information prepared in accordance with GAAP, such as GAAP net income, GAAP net income per share, GAAP income from continuing operations, or GAAP income from continuing operations per share.
# # #